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                                                                Exhibit (k)(7)


                       NATIONAL AUSTRALIA TRUSTEES LIMITED
                                (ACN 007 350 405)


                       AUSTRALIAN MUTUAL PROVIDENT SOCIETY
                               (ARBN 008 387 371)




                             NOMINEE TRUST AGREEMENT
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                                                                Exhibit (k)(7)

                               TABLE OF CONTENTS


1.    Interpretation.......................................................  1
2.    Creation of Trust....................................................  2
3.    Transfer to Beneficiary..............................................  3
4.    Beneficiary Absolutely Entitled to Trust Fund........................  3
5.    Beneficiary Absolutely Entitled to Income............................  3
6.    Trustee's Powers.....................................................  3
7.    Beneficiary's Directions.............................................  5
8.    Trustee Indemnity....................................................  6
9.    Trustees's Liabilities...............................................  7
10.   Governing Law........................................................  8
11.   Notices..............................................................  8
12.   Trustee Remuneration.................................................  8
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                                                                Exhibit (k)(7)

                            NOMINEE TRUST AGREEMENT


THIS AGREEMENT OF SETTLEMENT is made the 26th day of September 1997

BETWEEN     AUSTRALIAN MUTUAL PROVIDENT SOCIETY ARBN 008 387 371
            ("Beneficiary")

AND         NATIONAL AUSTRALIA TRUSTEES LIMITED ACN 007 350 405
            having its principal office in New South Wales at Level 13, 23 Hunter Street, Sydney, NSW 2000 ("Trustee")


RECITALS

A. The Beneficiary has paid the Settlement Sum to the Trustee prior to the execution of this Agreement to settle and constitute the Trust.

B. The Trustee has consented to be the trustee of the trust created by this Agreement upon the trusts and within and subject to the powers and provisions set out in this Agreement.

C. The parties agree that they are entering into this Agreement for valuable consideration.


OPERATIVE

1.    Interpretation

1.1 In this Agreement including the Recitals the following expressions have the following meanings:

      (a)   "Beneficiary" means Australian Mutual Provident Society;

      (b)   "Settlement Sum" means the amount of $1,000;

      (c) "Shares" means shares, stocks, options or rights in respect of shares or stock in a company;

      (d) "this Agreement" means this Agreement of Settlement as amended from time to time;
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                                                                Exhibit (k)(7)

      (e) "Trust" means the trust created by this Agreement originally constituted or as amended from time to time;

      (f)   "Trust Fund" means:

            (i)   the Settlement Sum;

            (ii) all monies investments and property paid or transferred to, vested in, or accepted by the Trustee as additions to the Trust Fund held by it pursuant to this Agreement or upon the trusts declared in this Agreement;

            (iii) all other additions or accretions to the Trust Fund howsoever arising;

            (iv) any accumulations of income for the time being in the hands of the Trustee;

            (v) the investments property and assets from time to time representing the money investments property and accumulations referred to in paragraphs (i) to (iv) of this definition;

      (g) "Trustee" means the person named as the Trustee in this Agreement or any other person or persons acting for the time being as trustee or trustees of the Trust.

1.2   A reference to any party includes a reference to its successors.

1.3 A reference to a person includes a body corporate corporation, an unincorporated body or other entity.

1.4   A reference to the singular includes the plural and vice versa.

2.    Creation of Trust

2.1   The name of the Trust is The Platypus Trust.

2.2 The Trustee acknowledges receipt of the Settlement Sum. The Beneficiary directs the Trustee to and the Trustee agrees that it will from the execution of this Agreement hold the Trust Fund and the income produced by the Trust Fund for the Beneficiary



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                                                                Exhibit (k)(7)


      absolutely to deal with in accordance with the directions of the Beneficiary and with and subject to the powers and provisions set out in this Agreement.

3.    Transfer to Beneficiary

      The Trustee must at the direction of the Beneficiary transfer the Trust Fund or any asset comprising the Trust Fund to the Beneficiary or as the Beneficiary directs or otherwise deal with the Trust Fund and each asset comprising the Trust Fund as the Beneficiary directs from time to time.

4.    Beneficiary Absolutely Entitled to Trust Fund

      The Trustee acknowledges that the Beneficiary is absolutely entitled as against the Trustee to the Trust Fund and to each asset of the Trust Fund. Nothing in this Agreement or any operation of law entitles the Trustee to beneficial ownership of the Trust Fund or any asset of the Trust Fund or to deprive the Beneficiary of the rights of absolute beneficial ownership (including the right of possession) of the Trust Fund and each asset of the Trust Fund.

5.    Beneficiary Absolutely Entitled to Income

      The Trustee will at all times hold the income produced by the Trust Fund for the Beneficiary absolutely and at the direction of the Beneficiary will pay to or apply the income for the benefit of the Beneficiary or accumulate the income for re-investment as part of the Trust Fund as the Beneficiary may direct.

6.    Trustee's Powers

6.1 The Trust must acquire legal title to such assets as the Beneficiary from time to time directs upon the Beneficiary providing funds immediately available for completion of any such acquisition and upon the Beneficiary doing all things needed on its part to complete the acquisition.

6.2 (a) The Trustee at the direction of the Beneficiary, and subject to the Beneficiary providing sufficient funds immediately available for completion of any transaction, and doing all things needed on its part to complete the transaction, will deal in sell transpose exchange or vary any or all of the investments and assets comprised from time to time in the Trust Fund and reinvest the monies arising from such dealing as directed by the Beneficiary.


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                                                                Exhibit (k)(7)


      (b) The Trustee may perform any action or duty and exercise any power under any agreement made pursuant to the direction of the Beneficiary.

      (c) If a direction is given to the Trustee by the Beneficiary, the Trustee agrees to be bound to comply with that direction as if that direction were embodied in this Agreement, and the Trustee shall not act on or effect any subsequent direction of the Beneficiary which is inconsistent with an agreement made by the Trustee in relation to the Trust Fund at the direction of the Beneficiary, notwithstanding anything to the contrary in this Agreement.

6.3 Without limiting the generality of the foregoing, the Trustee at the direction of the Beneficiary may acquire Shares in any company whether in Australia or elsewhere, and whether the Shares are fully or partly paid up or involve liabilities or not. Any Shares may be acquired by original subscription or by purchase or otherwise.

6.4 Where the Trust Fund at any time is comprised of any Shares the Trustee must exercise all rights in respect of the Shares in accordance with the directions of the Beneficiary. Without limiting the generality of the foregoing the Trustee at the direction of the Beneficiary and upon such terms as the Beneficiary directs will:

      (a)   attend meeting of shareholders;

      (b)   vote the Shares;

      (c)   appoint proxies;

      (d)   receive any distributions in respect of the Shares;

      (e) execute any documents and deeds or do any acts or things as may be necessary or desirable to exercise the rights attaching to the Shares or for the better enjoyment of those rights;

      (f)   subscribe for Shares;

      (g)   pay any calls on Shares;

      (h) cause the Shares to be registered in the name of the Trustee or a nominee or custodian trustee;

      (i)   sell transfer or otherwise dispose of the Shares; and


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                                                                Exhibit (k)(7)


      generally to do such other acts and things in relation to the Shares as the Beneficiary may at any time direct.

6.5 Notwithstanding anything to the contrary in this Agreement, the Trustee is not obliged to enter into any transaction or perform any act unless it is satisfied that in the absence of its own fraud, gross negligence, wilful misconduct or its failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Trust Fund in its possession, its personal liability is excluded or limited as required by the Trustee.

7.    Beneficiary's Directions

7.1 Unless required by law, or by court of competent jurisdiction, the Trustee may not act in relation to or deal with the Trust Fund or any asset comprising the Trust Fund except upon the express direction of the Beneficiary.

7.2   The Trustee must not:

      (a)   vary or purport to vary the terms of this Agreement;

      (b) retire or seek to retire as trustee or appoint or seek to appoint a new or additional trustee.

      except upon the express direction of the Beneficiary.

7.3   Reliance:

      (a) The Trustee may rely on the directions of the Beneficiary in relation to any act matter or thing the Beneficiary directs the Trustee to do make or undertake under this Agreement, and need not:

            (i)       consider; or

            (ii)      make any inquiry as to

            the legality or appropriateness or due execution of any act, matter document or thing which it is directed to do, make, execute or undertake by the Beneficiary.


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      (b)   The Beneficiary acknowledges that the Trustee has made no inquiries before entering this Agreement and is not aware of any rights or interests of any person other than the Beneficiary or any duties or responsibilities the Trustee may have to any such person in entering into and performing any action under this Agreement.

7.4   Directions:

      (a) Any direction which is required to be given or which may be given by the Beneficiary under this Agreement must be in writing, signed by or on behalf of the Beneficiary.

      (b) The Trustee may rely upon, and is not bound to inquire as to the due execution or accuracy of, any written direction by the Beneficiary to the Trustee, believed by the Trustee to be genuine, and apparently signed by the Beneficiary under its common seal, or on behalf of the Beneficiary by one of its duly authorised attorneys under power of attorney, or by any employee of the Beneficiary whose title includes the word "manager" or by the person for the time being and from time to time holding the position of "general counsel" or "chief legal counsel" of the Beneficiary.

8.    Trustee Indemnity

8.1 The Beneficiary must indemnify and keep indemnified the Trustee at all times from and against any loss damage or liability (including the Trustee's internal administration costs and the cost of time and attendance of its employees) which the Trustee may suffer or incur in connection with the performance of its duties as Trustee of the Trust (including any act performed at the direction of the Beneficiary) unless the same has been committed, made or omitted by the Trustee through fraud, willful misconduct, gross negligence or a failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Trust Fund in its possession.

8.2 (a) Subject to clause 8.2(b) of this Agreement, the Trustee is indemnified out of the Trust Fund and out of the income of the Trust Fund against any loss, damage or liability suffered or incurred by the Trustee in the exercise or attempted exercise after the date of execution of this Agreement of, or as a consequence of the failure to exercise after the date of execution of this Agreement any of the trusts authorities, powers and discretions conferred on it by this Agreement by virtue of being the Trustee, except for any loss, damage or liability suffered or incurred by the Trustee through its fraud, gross


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                                                                Exhibit (k)(7)


      negligence, wilful misconduct or failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Trust Fund in its possession.

      (b) Notwithstanding any provision of this Agreement or rule of law to the contrary, the Trustee is not indemnified out of the Trust Fund and hereby waives any indemnity out of the Trust Fund for:

            (i) any remuneration payable to the Trustee under this Agreement or otherwise;

            (ii) any legal fees incurred or to be incurred by the Trustee in performance of its obligation under this Agreement;

            (iii) its internal administration costs and the cost of time and attendance of its employees; or

            (iv) any loss, damage or liability suffered or incurred by it in respect of any act, matter or thing done or omitted to be done by the Trustee at the direction of the Beneficiary prior to the execution of this Agreement.

8.3 (a) A liability arising under or in connection with this Agreement may be enforced against the Trustee only to the extent to which it can be satisfied out of the property of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of liability applies despite any provision of this Agreement (other than paragraph 8.3(c)) and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement;

      (b) The Beneficiary may not sue the Trustee in any capacity other than as trustee of the Trust and may not seek the appointment of a liquidator, administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to the Trust Fund);

      (c) The provisions of this clause 8.3 do not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under this Agreement there is a reduction in the extent of the Trustee's indemnification out of the Trust Fund as a result of the Trustee's fraud, gross negligence, wilful


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                                                                Exhibit (k)(7)


            misconduct or failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Trust Fund in its possession;

      (d) Nothing in this clause 8.3 derogates from the indemnity given to the Trustee in clause 8.1 or clause 8.2 or is to be read as limiting in any way the provisions for the benefit of the Trustee in clause 9.

9.    Trustees's Liabilities

      The Trustee is not responsible for:

      (a) any loss or damage occasioned to the Trust Fund or any asset comprising the Trust Fund or to any person by the exercise of any discretion or power under this Agreement (or under any other agreement made pursuant to a direction of the Beneficiary) or by law conferred on the Trustee or by any alleged failure to exercise any such discretion or power; or

      (b)   any breach of duty whatsoever;

      unless the same is proved to have been committed, made or omitted by the Trustee through fraud, wilful misconduct, gross negligence or the Trustee's failure to use reasonable care with respect to the custody, safekeeping and physical preservation of the Trust Fund in its possession. All persons claiming any interest in the income or capital of the Trust Fund are deemed to take with notice of and subject to the protection conferred by this clause on the Trustee.

10.   Governing Law

      This Agreement and all questions arising under this Agreement shall be governed and determined by the law of the State of New South Wales.

11.   Notices

      Any direction or notice which is required to be given or may be given under this Agreement must be in writing signed by or on behalf of the party giving the notice or direction.

12.   Trustee Remuneration


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                                                                Exhibit (k)(7)


      In consideration for the performance of its obligations under this Agreement the AMP will pay the Trustee such remuneration as agreed by way of side letter dated the date of this Agreement.

EXECUTED as an agreement.

SIGNED SEALED and DELIVERED ON             )
behalf of NATIONAL AUSTRALIA               )
TRUSTEES LIMITED (ACN 007 350 405)         )
by its duly appointed attorney under power )
of attorney dated 28 May 1997 in the       )
presence of                                )


                                            BUSINESS MANAGER (NORTHERN REGION)


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Signature of witness                      [                          ]


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Name of witness (print)


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                                                                Exhibit (k)(7)

SIGNED SEALED and DELIVERED by            )
                                          )
and by                          as        )
attorneys for AUSTRALIAN MUTUAL           )
PROVIDENT SOCIETY under power of          )
attorney dated          registered        )
book    number     in the presence        )
of                                        )




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Signature of witness                      [                          ]


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Name of witness (print)


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